SUBSCRIPTION AGREEMENT

This Subscription Agreement (this "Agreement") is made as of the date set forth on the signature page of this Agreement by and between Good Harbor Partners Acquisition Corp., a Delaware corporation (the "Company"), and each party who is a signatory hereto (individually, a "Subscriber" and collectively with other signatories of similar subscription agreements entered into in connection with the Offering described below, the "Subscribers").

RECITALS:

WHEREAS, the Company is offering to sell shares of the Company's common stock, $0.001 par value per share (the "Common Stock"), in a private offering (the "Offering") to qualified investors at a price per share equal to $0.05 (the "Offering Price");

WHEREAS, the Company desires to raise a maximum of Five Hundred Thousand Dollars ($500,000.00) (the "Maximum Offering"), where the minimum investment per Subscriber shall be $25,000.00 (the "Minimum Investment"), although the Company, in its sole discretion, may accept subscriptions for lesser amounts;

WHEREAS, the terms of the Offering are summarized in that certain Confidential Term Sheet ("Term Sheet") attached hereto as Exhibit A;

WHEREAS, the Subscriber desires to purchase and the Company desires to sell shares of Common Stock pursuant to the terms and conditions hereunder; and

WHEREAS, as a condition to purchasing shares in the Offering each Subscriber is required to become a party to the Voting Trust Agreement, a copy of which is attached hereto as Exhibit B (the "Voting Trust Agreement");

NOW, THEREFORE, in consideration of the mutual promises, representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

ARTICLE I SUBSCRIPTION OF SHARES

1.1. Subject to the terms set forth herein, the Subscriber hereby irrevocably subscribes for and agrees to purchase from the Company that number of shares of Common Stock (each a "Share" and collectively, the "Shares") as is set forth on the signature page hereto at the Offering Price, where the total purchase price is set forth on the signature page attached hereto (the "Purchase Price"). The Purchase Price is payable by good bank check, wire transfer of immediately available funds pursuant to the wire instructions attached as Exhibit C or conversion of indebtedness of the Company to Subscriber.

1.2. The Minimum Investment that may be made by any Subscriber shall be $25,000.00. Subscriptions for investment below the Minimum Investment may be accepted at the sole discretion of the Company. The Company reserves the right to reject any subscription made

hereby, in whole or in part, in its sole discretion. The Company's agreement with each Subscriber is a separate agreement, and the sale of the Shares to each Subscriber is a separate sale.

1.3. Pending the sale of the Shares, all funds paid hereunder shall be deposited in a segregated bank account of the Company until the closing occurs as to such Subscriber. The Offering shall terminate on the earliest of: (i) such date on which the Company closes on the Maximum Offering, (ii) September 30, 2008, subject to extension for up to 60 days at the sole discretion of the Company, and (iii) the termination of the Offering by the Company (the "Termination Date").

1.4. On or prior to Termination Date, the Company shall conduct an initial closing of the purchase and sale of Shares (the "Initial Closing") at such time that the Company, in its sole discretion, desires. The Initial Closing shall occur at the offices of Feldman Weinstein & Smith LLP at 420 Lexington Avenue, Suite 2620, New York, NY 10170. Further closings (each a "Closing" and collectively and together with the Initial Closing, the "Closings") shall thereafter occur when, and if, additional subscriptions are received and accepted prior to the Termination Date. Certificates evidencing the Common Stock purchased by the Subscriber pursuant to this Agreement will be prepared for delivery to the Subscriber within ten (10) business days following the respective Closing in which the Subscriber is participating. The Subscriber hereby authorizes and directs the Company to deliver the certificates representing the Common Stock purchased by the Subscriber pursuant to this Agreement directly to the residential or business address indicated on the signature page hereto.

1.5. The Subscriber hereby authorizes and directs the Company to return, without interest, any funds for unaccepted subscriptions (including any subscriptions that were not accepted as a result of the termination of the Offering) to the same account from which the funds were drawn.

ARTICLE II REPRESENTATIONS BY SUBSCRIBER

The Subscriber agrees, represents, warrants and covenants to the Company, severally and solely with respect to itself and its purchase hereunder and not with respect to any of the other Subscribers, that:

2.1. Organization and Qualification. If an entity, the Subscriber is duly incorporated, organized or otherwise formed, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, organized, qualified to transact business or otherwise formed.

2.2. Authorization.

(a) If an entity:

(i) The Subscriber has the requisite corporate or other requisite power and authority to enter into and to perform its obligations under this Agreement and to consummate the transactions contemplated hereby in accordance with the terms hereof; and

(ii) the execution, delivery and performance of this Agreement by the Subscriber and the consummation by it of the transactions contemplated hereby have been duly authorized by the Subscriber's board of directors or other governing body and no further consent or authorization of the Subscriber, its board of directors or its shareholders, members or other interest holders is required.

(b) If an individual:

(i) The undersigned has reached the age of 21 and has the legal capacity, power and authority to execute, deliver and perform the undersigned's obligations under this Agreement and all other related agreements or certificates.

2.3. Enforcement. This Agreement has been duly executed by the Subscriber and constitutes a legal, valid and binding obligation of the Subscriber enforceable against the Subscriber in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

2.4. Consents. The Subscriber is not required to give any notice to, make any filing, application or registration with, obtain any authorization, consent, order or approval of or obtain any waiver from any person or entity in order to execute and deliver this Agreement or to consummate the transactions contemplated hereby, except for such notices, filings, applications, registrations, authorizations, consents, orders, approvals and waivers (if any) as have been obtained.

2.5. Non-contravention. Neither the execution and the delivery by the Subscriber of this Agreement, nor the consummation by the Subscriber of the transactions contemplated hereby, will (a) violate any law, rule, injunction, or judgment of any governmental agency or court to which the Subscriber is subject or any provision of its charter, bylaws, trust agreement, or other governing documents or (b) conflict with, result in a breach of, or constitute a default under, any agreement, contract, lease, license, instrument, or other arrangement to which the Subscriber is a party or by which the Subscriber is bound or to which any of its assets is subject.

2.6. Investment Purpose. The Subscriber is purchasing and acquiring the Shares for his/her/its own account and for investment only. Subscriber is not purchasing the Shares with a view to resell, distribute, subdivide or fractionalize the Shares or for the resale, distribution, subdivision, or fractionalization thereof and has no plans to enter into any contract, undertaking, agreement, or arrangement for any such purpose.

2.7. Accredited Investor Status.

The Subscriber (a) has adequate means of providing for Subscriber's current needs and possible contingencies, and Subscriber has no need for liquidity in his investment in the Company, (b) can bear the economic risk of losing his/her/its entire investment in the Company, and (c) is an "accredited investor" as the quoted term is defined under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations promulgated thereunder. The Subscriber has completed, executed and delivered to the Company a Confidential Accredited Investor

Questionnaire substantially in the form of Exhibit D attached hereto. The Subscriber hereby represents and warrants that, either by reason of the Subscriber's business or financial experience or the business or financial experience of the Subscriber's advisors (including, but not limited to, a "purchaser representative" (as defined in Rule 501(h) promulgated under Regulation D), attorney and/or an accountant each as engaged by the Subscriber at its sole risk and expense, the Subscriber (a) has the capacity to protect its own interests in connection with the transaction contemplated hereby and/or (b) the Subscriber has prior investment experience, including investments in securities of companies whose securities are not listed, registered, quoted and/or traded on a national securities exchange, including the Nasdaq Global Select Market, the Nasdaq Global Market, and the Nasdaq Capital Market (together, the "NASDAQ") and/or (c) to the extent necessary, the Subscriber has retained, at its sole risk and expense, and relied upon appropriate professional advice regarding the investment, tax and legal merits and consequences of this Agreement and the purchase of the Shares hereunder, and/or (d), if an entity, the Subscriber was not formed for the sole purpose of purchasing the Shares.

2.8. Reliance on Exemptions. The Subscriber agrees, acknowledges and understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and applicable state securities or "blue sky" laws and that the Company and its counsel are relying upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, covenants, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Shares.

2.9. No General Solicitation. The Subscriber (a) was contacted regarding the sale of the Shares by the Company (or its respective authorized agents or representatives) with whom the Subscriber had a prior substantial pre-existing relationship and (b) (A) to the Subscriber's knowledge, no Shares were offered or sold to it by means of any form of general solicitation or general advertising, and (B) in connection therewith, the Subscriber did not receive any general solicitation or general advertising including, but not limited to, the Subscriber's: (i) receipt or review of any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, whether closed circuit, or generally available; or (ii) attendance at any seminar meeting or industry investor conference whose attendees were invited by any general solicitation or general advertising.

2.10. Information. The Subscriber agrees, acknowledges and understands that the Subscriber and his/her/its advisors, if any, (a) have been furnished with such information as they deem necessary to evaluate the merits and risks of investing in the Shares (including, without limitation, financial and other information regarding the Company), (b) has read and understands the restrictions and limitations set forth in this Agreement, and (c) has been afforded the opportunity to ask such questions as the Subscriber and his/her/its advisors, if any, deemed necessary and to receive answers from representatives of the Company concerning the merits and risk of investing in the Shares. The Subscriber agrees, acknowledges and understands that neither such inquiries nor any other due diligence investigation conducted by the Subscriber or any of its advisors or representatives modify, amend or affect the Subscriber's right to rely on the Company's representations and warranties contained in ARTICLE III below.

2.11. Acknowledgement of Risk. The Subscriber agrees, acknowledges and understands that (a) an investment in the Shares involves a high degree of risk and may result in the loss of the entire amount of investment; (b) the Company is a "shell company" as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") that has no financial or operating history and may require substantial funds in addition to the proceeds from the sale of the Shares to effect a business combination with an operating company and generate revenues; (c) the Company does not expect to pay dividends for the foreseeable future; and (d) the Shares are illiquid, and the Subscriber must bear the economic risk of an investment in the Shares for an indefinite period of time, unless the Shares subsequently are registered under the Securities Act, or an exemption from such registration is available. The Subscriber understands and agrees that the Company shall have no obligation to recognize the ownership, beneficial or otherwise, of such Shares of anyone other than the Subscriber.

2.12. Governmental Review. The Subscriber agrees, acknowledges and understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Shares or an investment therein.

2.13. Transfer or Resale. The Subscriber agrees, acknowledges and understands that:

(a) the Shares of Common Stock have not been and, except as set forth in ARTICLE VI, will not be registered under the Securities Act or any applicable state securities or "blue sky" laws. Consequently, the Subscriber may have to bear the risk of holding the Shares for an indefinite period of time because the Shares may not be transferred unless: (i) the resale of the Shares of Common Stock is registered pursuant to an effective registration statement under the Securities Act; (ii) the Subscriber has delivered to the Company an opinion of the Company's counsel (in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the Shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration including, without limitation, Shares sold or transferred pursuant to Rule 144 promulgated under the Securities Act ("Rule 144"); and

(b) any sale of the Common Stock made in reliance on Rule 144 may be made only in accordance with the provisions of Rule 144 and, if Rule 144 is not applicable, any resale of the Common Stock under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the Securities and Exchange Commission (the "SEC") promulgated thereunder.

2.14. No Shorting. The Subscriber agrees, acknowledges and understands that during the period commencing on the date hereof through the earlier to occur of (a) 24 months from the date hereof and (b) the last date upon which the Subscriber holds any Shares or Registrable Securities (as defined in Section 6.1(e)), the Subscriber may not directly or indirectly, through related parties, affiliates or otherwise, sell "short" or "short against the box" (as those terms are generally understood) any equity security of the Company.

2.15. Legend. The Subscriber agrees, acknowledges and understands that the certificates representing the Shares (the "Restricted Securities") will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Restricted Securities):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, AS EVIDENCED BY CERTIFICATIONS OF THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.

2.16. The Subscriber agrees, acknowledges and understands that the Company will make a notation in the appropriate records with respect to the foregoing restrictions on the transferability of the Restricted Securities. Certificates evidencing the Restricted Securities shall not be required to contain such legend or any other legend (a) following any sale of the Restricted Securities to a non-affiliate of the Company pursuant to Rule 144, or (b) if the Restricted Securities are held by a non-affiliate of the Company and are eligible for resale without volume or other limitations or restrictions under Rule 144, or (c) while a registration statement (including the Registration Statement, as defined in Section 6.1(a)) covering the resale of such security is effective under the Securities Act, or (d) if such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC). The Company shall cause its counsel to issue a legal opinion to the transfer agent of the applicable Restricted Securities promptly after the effective date of the Registration Statement if required by the transfer agent to effect the removal of the legend hereunder. Notwithstanding the foregoing, the Company shall not be required to remove any legends until all Restricted Securities represented by a single certificate are no longer subject to restrictions. If only a portion of the Restricted Securities represented by any single certificate are subject to restrictions, the holder of the certificate may request, or the Company may require, that such certificate be cancelled and two new certificates be issued. One certificate shall represent, and be in the amount of, Restricted Securities not subject to restrictions and shall bear no legend and the second certificate shall represent, and be in the amount of, Restricted Securities subject to restrictions and shall bear an appropriate legend. The Company will not make any notation on its records or give instructions to the transfer agent that enlarge the restrictions on transfer set forth in this Section. Certificates for Restricted Securities subject to legend removal hereunder shall be

transmitted by the transfer agent to the Subscriber by crediting the account of the Subscriber's prime broker or custodian bank with the Depository Trust Company System. Subscriber agrees that the removal of the restrictive legend from certificates representing Restricted Securities as set forth in this Section 2.16 is predicated upon the Company's reliance that the Subscriber will sell any Restricted Securities pursuant to either the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if Restricted Securities are sold pursuant to the Registration Statement, they will be sold in compliance with the plan of distribution set forth therein.

2.17. Residency. The Subscriber is a resident of the jurisdiction set forth immediately below the Subscriber's name on the signature pages hereto.

2.18. Not a Registered Representative. The Subscriber agrees, acknowledges and understands that if it is a Registered Representative of a FINRA member firm, he or she must give such firm the notice required by the FINRA's Rules of Fair Practice, receipt of which must be acknowledged by such firm in the Confidential Accredited Investor Questionnaire attached hereto as Exhibit D.

2.19. No Brokers. The Subscriber has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Subscriber hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any such person or firm acting on behalf of the Subscriber hereunder.

2.20. Reliance on Representations. The Subscriber agrees, acknowledges and understands that the Company and its counsel are entitled to rely on the representations, warranties and covenants made by the Subscriber herein.

ARTICLE III REPRESENTATIONS BY THE COMPANY

The Company hereby represents, warrants and covenants to each Subscriber that:

3.1. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of Delaware, with full power and authority (corporate and other) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Company is duly qualified to do business and is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified or in good standing would not have a material adverse effect on (a) the business, operations, assets or condition (financial or otherwise) of the Company or (b) the ability of the Company to perform its obligations pursuant to the transactions contemplated by this Agreement or under any instruments to be entered into or filed in connection herewith (collectively, a "Material Adverse Effect").

3.2. Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to perform its obligations under this Agreement, to consummate the transactions

contemplated hereby and to issue the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby (including without limitation the issuance of the Common Stock) have been duly authorized by the Company's Board of Directors (the "Board") and no further consent or authorization of the Company, the Board or the Company's stockholders is required that has not or will not be obtained prior to the Initial Closing and subsequent Closings, if any. This Agreement has been duly executed by the Company and constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization or moratorium or similar laws affecting the rights of creditors generally and the application of general principles of equity.

3.3. Capitalization. The authorized capital stock of the Company is as set forth in the Term Sheet. Except as set forth in the Term Sheet, there are not issued, reserved for issuance or outstanding: (a) any shares of capital stock or other voting securities of the Company; (b) any securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or voting securities of the Company; or (c) any warrants, calls, options or other rights to acquire from the Company, or and any obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Company.

3.4. Issuance of Shares. Upon issuance, the Shares will be duly authorized and validly issued, fully paid and non-assessable, free and clear from all taxes, liens, claims, encumbrances and charges with respect to the issue thereof, will not be subject to preemptive rights or other similar rights of stockholders of the Company, and will not impose personal liability on the holders thereof.

3.5. No Conflicts; No Violation.

(a) Assuming the accuracy of the Subscribers' representations and warranties, the execution, delivery, and performance by the Company of this Agreement and any other agreement, certificate, or document executed by the Company in connection herewith, and the consummation of the transactions contemplated by this Agreement and any related agreements by the Company will not: (i) violate or conflict with any laws, rules, or regulations of any government authority having jurisdiction over or applicable to the Company; or (ii) result in the breach of, or constitute a default (with or without notice or lapse of time, or both) under, or require any consent under, any provision of (A) the Company's certificate of incorporation and bylaws; (B) any agreement or other instrument or arrangement to which the Company is a party; or (C) any judgment, order, or decree by which the Company is bound.

(b) Except as specifically contemplated by this Agreement and as required under the Securities Act and any applicable state securities or "blue sky" laws or any listing agreement with any securities exchange or automated quotation system, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self regulatory agency in order for it to execute, deliver or perform any of its obligations under this Agreement in accordance with the terms

hereof, or to issue and sell the Shares in accordance with the terms hereof. All consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

3.6. Absence of Certain Changes. Except as disclosed herein or in the Company's public filings with the SEC (the "SEC Filings"), since the date of the Term Sheet (including any subsequent amendments or supplements thereto) there has been no material adverse change in the assets, liabilities, business, properties, operations, financial condition, prospects or results of operations of the Company, except that the Company has continued losses from operations.

3.7. Absence of Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened, against or affecting the Company or any of its officers or directors acting as such that could, individually or in the aggregate, have a Material Adverse Effect.

3.8. Tax Status. The Company has timely made or filed all federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. To the knowledge of the Company, there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To the Company's knowledge, none of the Company's tax returns are presently being audited by any taxing authority.

3.9. No Brokers. Except as disclosed in the Term Sheet, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement or the transactions contemplated hereby.

3.10. Investment Company Status. The Company is not, and upon consummation of the sale of the Shares will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

3.11. Financial Statements. The financial statements of the Company contained in the SEC Filings (the "Financial Statements") (a) fairly present in all material respects the financial condition and position of the Company at the dates and for the periods indicated; (b) have been prepared in conformity with generally accepted accounting principles in the United States ("GAAP") consistently applied throughout the periods covered thereby, except as may be

otherwise specified in such Financial Statements or the notes thereto and except that any unaudited financial statements may not contain all footnotes required by GAAP; and (c) fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of any unaudited statements, to normal, immaterial, year-end audit adjustments. Since the date of the most recent balance sheet included as part of the Financial Statements, and except as set forth in the Term Sheet, there has not been to the Company's knowledge (a) any change in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, other than changes in the ordinary course, none of which individually or in the aggregate would reasonably be expected to have a Material Adverse Effect; or (b) any other event or condition of any character that, either individually or cumulatively, would reasonably be expected to have a Material Adverse Effect, except for the expenses incurred in connection with the transactions contemplated by this Agreement.

3.12. Obligations to Related Parties. Except as disclosed in the SEC Filings, there are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) reimbursement for reasonable expenses incurred on behalf of the Company; (b) standard indemnification provisions in the certificate of incorporation and by-laws and (c) under convertible notes described in the Term Sheet. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

3.13. Disclosure. This Agreement and all exhibits attached hereto do not, as of the date hereof, contain any untrue statement of a material fact, or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. There are no facts that, individually or in the aggregate, would have a Material Adverse Effect that have not been disclosed in this Agreement and all exhibits attached hereto or any other documents delivered to the Subscriber in connection herewith or therewith at the Closings.

3.14. Securities Law Exemption. Assuming the truth and accuracy of the Subscriber's representations and warranties in this Agreement and the truth and accuracy of each of the other Subscribers' representations and warranties set forth in the subscription agreements executed by such other Subscribers, the offer, sale and issuance of the Shares as contemplated by this Agreement and the other subscription agreements are exempt from the registration requirements of the Securities Act and applicable state securities laws, and neither the Company nor any authorized agent acting on its behalf has taken or will take any action hereafter that would cause the loss of such exemption.

3.15. No Integrated Offering. Neither the Company nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the Securities Act. Other than as set forth in the Term Sheet, the Company has not sold or issued any shares of Common Stock, convertible notes or warrants during the past six months, including sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act.

3.16. Related Party Transactions. No transaction has occurred between or among the Company and any of its affiliates, officers or directors or any affiliate of any such officer or director that is required to be described in the SEC Filings that is not so described.

3.17. Books and Records. The books, records and accounts of the Company accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company, all to the extent required by generally accepted accounting principles.

3.18. Subscription Agreements. This Subscription Agreement contains the same terms, conditions, rights, obligations, representations, warranties and covenants as the Subscription Agreements entered into by the Company and all other subscribers in the Offering.

ARTICLE IV COVENANTS OF THE COMPANY AND SUBSCRIBER

4.1. Form D; Blue Sky Laws. The Company shall timely file with the SEC a Notice of Sale of Securities on Form D with respect to the Offering, as required under Regulation D under the Securities Act. The Company will, on or before the Closing Date, take such action as it reasonably determines to be necessary to qualify the Shares for sale to the Subscriber under this Agreement under applicable securities (or "blue sky") laws or regulations of the states of the United States (or to obtain an exemption from such qualification).

4.2. Expenses. The Company and the Subscriber are liable for, and shall pay, their own expenses incurred in connection with the negotiation, preparation, execution and delivery of this Agreement, including, without limitation, attorneys' and consultants' fees and expenses.

4.3. Form 8-K Filing. The Company agrees to file with the SEC a Current Report on Form 8-K (a "Form 8-K") within four business days following each of the Initial Closing and any other Closing, where such reports shall conform in all material respects to the requirements of the Exchange Act including the rules and regulations promulgated thereunder. As of the filing of the Form 8-K, the Subscriber who participated in the Closing reported in such Form 8-K will not be in possession of any material, non-public information concerning the Company.

ARTICLE V CONDITIONS TO OBLIGATIONS OF THE SUBSCRIBER

The Subscriber's obligation to purchase Shares at the Closing is subject to the fulfillment on or prior to the Closing of the following conditions, which conditions may be waived at the option of the Subscriber to the extent permitted by law:

5.1. Representations and Warranties Correct. The representations and warranties made by the Company in ARTICLE III hereof shall be true and correct in all material respects when made, and, except for any representations and warranties made by the Company as of a specific date, shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.

5.2. Covenants. All covenants, agreements and conditions contained in this Agreement to be

performed by the Company on or prior to such purchase shall have been performed or complied with in all material respects.

5.3. No Legal Order Pending. There shall not then be in effect any legal or other order enjoining or materially restraining the transactions contemplated by this Agreement.

5.4. No Law Prohibiting or Restricting Such Sale. There shall not be in effect any law, rule or regulation prohibiting or materially restricting such sale or requiring any consent or approval of any person which shall not have been obtained to issue the Common Stock (except as otherwise provided in this Agreement).

ARTICLE VI REGISTRATION RIGHTS.

6.1. Registration; Definitions.

(a) Commencing on the date that is thirty (30) days after the date the Company completes a business combination with a private company in a reverse merger or reverse take-over transaction or other transaction after which the Company would cease to be a shell company (as defined in Rule 12b-2 under the Securities Exchange Act) (a "Reverse Merger"), the Subscriber, along with other subscribers in the offering whose subscriptions are accepted by the Company, shall have the right, by written notice to the Company signed by Holders (as defined in Section 6.1(f) below) of at least 50% of the Registrable Securities (as defined in Section 6.1(e) below) (the "Demand Notice") to request the Company to register for resale all of the Registrable Securities included by the Holders in the written notice under and in accordance with the provisions of the Securities Act for an offering to be made on a continuous basis pursuant to Rule 415 by filing with the SEC a registration statement covering the resale of such Registrable Securities (the "Registration Statement"). No later than sixty (60) days following the date upon which the Company receives the Demand Notice, (the "Registration Due Date"), the Company shall prepare and file with the SEC the Registration Statement on Form S-1 or any another appropriate form in accordance herewith, in the sole discretion of the Company. The Registration Statement shall contain a Plan of Distribution, which may be modified to respond to comments, if any, received from the SEC. Subject to the terms of this Agreement, the Company shall use its reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof and shall use its reasonable best efforts to keep the Registration Statement continuously effective under the Securities Act until the earlier of (i) the date as of which the Holders may sell all of the Registrable Securities covered by such Registration Statement without any volume restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) promulgated under the Securities Act or (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement (the "Effectiveness Period").

(b) The Company may postpone for up to thirty (30) days the filing or the effectiveness of the Registration Statement if the Company reasonably determines that such Registration Statement would have a Material Adverse Effect on any proposal or plan by the Company or any of its subsidiaries to engage in any acquisition of assets (other than in the ordinary course of business) or any merger, consolidation, tender offer, reorganization or similar transaction. The Company

may delay the filing or effectiveness of the Registration Statement hereunder only once in any twelve-month period.

(c) If all of the Registrable Securities to be included in the Registration Statement filed pursuant to this Section 6.1 cannot be so included due to comments from the SEC, then the Company, unless otherwise prohibited by the SEC, shall cause the Registrable Securities of the Subscribers to be included in such Registration Statement to be reduced pro rata based on the number of Registrable Securities held by all Holders. Additionally, if all of the Registrable Securities to be included in the Registration Statement filed pursuant to this Section 6.1 cannot be included to do comments from the SEC and there is not an effective Registration Statement otherwise covering the Registrable Securities, then the Company shall prepare and file such number of additional Registration Statements as may be necessary in order to ensure that all Registrable Securities are covered by an existing and effective Registration Statement.

(d) In the event the Company fails to file the Registration Statement with the SEC on or before Registration Due Date, the Company shall pay to each Subscriber, as liquidated damages and not as a penalty, an amount, for each month (or portion of a month) in which such delay shall occur, equal to one percent (1%) of the Purchase Price paid by each such Subscriber hereunder, until the date on which the Company has filed the Registration Statement with the SEC, but in no event longer than the Effectiveness Period. Notwithstanding the foregoing, in no event shall the Company pay to a Subscriber liquidated damages in an amount that exceeds the 5% of the Purchase Price paid by the Subscriber hereunder within a given calendar year.

(e) The term "Registrable Securities" shall mean (i) the Shares sold in the Offering and (ii) any shares of Common Stock issued or issuable upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, however, that securities shall only be treated as Registrable Securities if and only for so long as they (i) have not been sold (A) pursuant to a registration statement; (B) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction; and/or (C) in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; (ii) are not held by a Holder (as defined below) or a permitted transferee; and (iii) may be sold without volume restriction pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto) under the Securities Act.

(f) The term "Holder" shall mean any person owning or having the right to acquire Registrable Securities or any permitted transferee of a Holder.

6.2. Registration Procedures; Company. In connection with the Company's registration obligations set forth in Section 6.1 above, the Company shall:

(a) Furnish to each selling Holder named in any Registration Statement that has requested such copies, if any, before filing with the SEC, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or prospectus which documents will be subject to the review and comment of such requesting

Holders and underwriter(s) in connection with such sale, if any, for a period of at least three (3) business days, and the Company will not file any such Registration Statement or prospectus or any amendment or supplement to any such Registration Statement or prospectus (including all such documents incorporated by reference) to which the Holders of a majority of the Registrable Securities shall reasonably object in writing within three (3) business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a Holder or underwriter, if any, shall be deemed to be reasonable if such Registration Statement, amendment, prospectus, or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

(b) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the SEC such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities.

(c) Use reasonable best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(d) Comply with all applicable rules and regulations of the SEC.

(e) To the extent that a Holder is not a broker-dealer or an affiliate of a broker-dealer, use reasonable best efforts to avoid specifically identifying by name such Holder in the Registration Statement as being an "underwriter" or "deemed an underwriter;" *provided, however*, that if the SEC (including the staff of the SEC) takes the position that such identification is required in the Registration Statement, the Company may comply with such position if, in the Company's judgment, to resist in doing so would unreasonably delay the effectiveness of the Registration Statement.

(f) Use its commercially reasonable efforts to cause the Registrable Securities covered by the Registration Statement to be registered or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of the Registrable Securities, subject to the provisions of this Agreement; provided, however, that the Company will not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 6.2(f) or to provide any material undertaking or make any changes in its By-laws or Certificate of Incorporation which the Board determines to be contrary to the best interests of the Company or to modify any of its contractual relationships then existing.

(g) Furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (ii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits

the selling of any such securities without registration or pursuant to such form.

6.3. Registration Procedures; Subscriber. In connection with the Company's registration obligations set forth in Section 6.1 above:

(a) The Subscriber shall cooperate with the Company, as requested by the Company, in connection with the preparation and filing of any Registration Statement hereunder. The Company may require the Holder to promptly furnish in writing to the Company such information as may be required in connection with such registration including, without limitation, all such information as may be requested by the SEC or FINRA or any state securities commission and all such information regarding the Holder, the Registrable Securities held by the Holder and the intended method of disposition of the Registrable Securities. The Holder shall provide such information requested in connection with such registration within five (5) business days after receiving such written request, and the Company shall not be responsible for any delays in obtaining or maintaining the effectiveness of the Registration Statement caused by any Holder's failure to timely provide such information.

(b) If, in the good faith judgment of the Company, it would be detrimental to the Company or its stockholders for the Registration Statement to be filed or for resales of Registrable Securities to be made pursuant to the Registration Statement due to (i) the existence of a material development or potential material development involving the Company that the Company would be obligated to disclose in the Registration Statement, which disclosure would be premature or otherwise inadvisable at such time or would have a Material Adverse Effect on the Company or its stockholders or (ii) a proposed filing of or use of an existing registration statement in connection with a Company-initiated registration of any class of its equity securities, which, in the good faith judgment of the Company, would adversely effect or require premature disclosure of the filing or use of such Company-initiated registration (notice thereof, a "Blackout Notice"), upon receipt of a Blackout Notice from the Company, the Holder shall immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement (the period during which such disposition is discontinued, the "Blackout Period") covering such Registrable Securities until (i) the Company advises the Subscriber that the Blackout Period has terminated and (ii) the Holder receives copies of a supplemented or amended prospectus, if necessary. If so directed by the Company, the Holder will deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of destruction) all copies in the Holder's possession (other than a limited number of file copies) of the prospectus covering such Registrable Securities that is current at the time of receipt of such notice. Notwithstanding anything in this Section 6.3(b) to the contrary, in no event shall any single Blackout Period last more than 30 consecutive trading days, nor may the aggregate number of days contained in a Blackout Period exceed 60 days (which need not be consecutive days) during any 12 month period.

(c) If the Holder determines to engage an underwriter (other than the Holder) in connection with the offering of any Registrable Securities (an "Underwritten Offering"), the Holder will enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter of such offering, and will take such other actions as are reasonably

required in order to expedite or facilitate the disposition of the Registrable Securities. The Holder shall consult with the Company prior to any Underwritten Offering and shall defer such Underwritten Offering for a reasonable period upon the request of the Company.

(d) The Holder shall not take any action with respect to any distribution deemed to be made pursuant to the Registration Statement, which would constitute a violation of Regulation M under the Exchange Act or any other applicable rule, regulation or law.

(e) Each Holder agrees by acquisition of the Shares that, upon receipt of any notice from the Company of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading, such Holder will forthwith discontinue disposition of the Shares pursuant to the Registration Statement until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Holder will deliver to the Company all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Shares that was current at the time of receipt of such notice.

6.4. Registration Expenses. All fees and expenses of the Company incident to the performance of or compliance with Section 6.1 and Section 6.2 hereof by the Company shall be borne by the Company. In addition, the Company shall pay, on a one-time basis, the reasonable fees and expenses of one counsel to the Holders of up to Ten Thousand Dollars ($10,000.00) in the aggregate with respect to the review of any Registration Statement filed pursuant to Section 6.1 hereof, as directed by the then Holders at least 50% of the Registrable Securities.

6.5. Indemnification. In the event that any Registrable Securities are included in a Registration Statement under this ARTICLE VI:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act or the Exchange Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act or any rule or regulation promulgated under the Securities Act or the Exchange Act, and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim,

damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.5(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

(b) To the extent permitted by law, each Holder will indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Securities Act or the Exchange Act insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished or omitted by such Holder for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses incurred by any person intended to be indemnified pursuant to this Section 6.5(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 6.5(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, further, that, in no event shall any indemnity under this Section 6.5(b) exceed the greater of the cash value of the (i) net proceeds from the offering received by such Holder or (ii) such Holder's investment pursuant to this Agreement as set forth on the signature page attached hereto.

(c) Promptly after receipt by an indemnified party under this Section 6.5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 6.5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel selected by the indemnifying party and approved by the indemnified party (whose approval shall not be unreasonably withheld); provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6.5, but the omission so to deliver written notice to the indemnifying party will not relieve it of

any liability that it may have to any indemnified party otherwise than under this Section 6.5.

(d) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) The obligations of the Company and Holders under this Section 6.5 shall survive the completion of any offering of Registrable Securities in a Registration Statement under this ARTICLE VI, and otherwise.

6.6. Sales by Holder. The Holder shall sell any and all Registrable Securities purchased hereby in compliance with applicable prospectus delivery requirements, if any, or otherwise in compliance with the requirements for an exemption from registration under the Securities Act and the rules and regulations promulgated thereunder. The Holder will not make any sale, transfer or other disposition of the Registrable Securities in violation of federal or state securities or "blue sky" laws and regulations.

6.7. Piggy-Back Registrations. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the SEC a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights.

6.8. Exchange Act Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to: (a) make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times; (b) file with the SEC in a timely manner all reports and other documents required of the Company

under the Exchange Act; and (c) so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

6.9. Waivers. With the written consent of the Company and the Holders holding at least a majority of the Registrable Securities that are then outstanding, any provision of this ARTICLE VI may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended, which waiver shall be applicable to all Holders, and shall be deemed to have been consented to by all Holders, *provided, however,* that (a) the Company's obligation to any single Holder to file the Registration Statement by the Registration Due Date may not be waived without the unanimous consent of all Holders, and (b) any amendment to, or waiver of, this ARTICLE VI that disproportionately and adversely affects any Holder shall require the prior written consent of such Holder (it being acknowledged, for the avoidance of doubt, that a party not be deemed disproportionately affected solely because it owns a larger or smaller number of securities than another party). Upon the effectuation of each such waiver or amendment, the Company shall promptly give written notice thereof to the Holders, if any, who have not previously received notice thereof or consented thereto in writing.

6.10. Assignment of Registration Rights. The Holder's rights under this Article VI may be assigned to any transferee of all or any portion of the Registrable Securities if: (a) the Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company within a reasonable time after such assignment, (b) the Company is, within a reasonable time after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned, and (c) at or before the time the Company receives the written notice contemplated by clause (b) of this sentence, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein. In the event that the Holder transfers all or any portion of its Registrable Securities pursuant to this Section 6.10, the Company shall have at least ten (10) business days to file any amendments or supplements necessary to keep the Registration Statement current and effective pursuant to Rule 415 under the Securities Act. Notwithstanding the foregoing, no assignment made pursuant to this Section 6.10 shall have the effect of obligating the Company to continue to maintain the effectiveness of the Registration Statement with respect to any Registrable Securities that were sold or assigned pursuant to the Registration Statement or Rule 144 promulgated under the Securities Act.

ARTICLE VII MISCELLANEOUS

7.1. Governing Law; Jurisdiction. This Agreement will be governed by and interpreted in accordance with the laws of the State of New York without regard to the principles of conflict of laws. The parties hereto hereby submit to the exclusive jurisdiction of the United States federal and state courts located in the New York County, in the State of New York with respect to any

dispute arising under this Agreement or the transactions contemplated hereby or thereby.

7.2. Counterparts; Signatures by Facsimile. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format or other electronic data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile, ".pdf" or other electronic data file signature page were an original thereof.

7.3. Headings. The headings of this Agreement are for convenience of reference only, are not part of this Agreement and do not affect its interpretation.

7.4. Severability. If any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision will be deemed modified in order to conform to such statute or rule of law. Any provision hereof that may prove invalid or unenforceable under any law will not affect the validity or enforceability of any other provision hereof.

7.5. Entire Agreement; Amendments. This Agreement (including all schedules and exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof. Except as set forth in ARTICLE VI, no provision of this Agreement may be waived or amended other than by an instrument in writing signed by all parties.

7.6. Notices. Any notices required or permitted to be given under the terms of this Agreement must be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) and will be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally, or by courier (including a recognized overnight delivery service), in each case addressed to a party. The addresses for such communications are:

If to the Company:

Good Harbor Partners Acquisition Corp.
79 Byron Road
Weston, MA 02493
Facsimile:
Attn: Ralph Sheridan, Chief Executive Officer

With a copy (which shall not constitute notice) to:

Feldman Weinstein & Smith LLP
420 Lexington Avenue, Suite 2620
New York, NY 10170
Facsimile: (212) 997-4242
Attn: David N. Feldman, Esq.

If to the Subscriber: To the address set forth immediately below the Subscriber's name on the signature pages hereto.

Each party will provide written notice to the other parties of any change in its address.

7.7. Successors and Assigns; Revocation and Termination. Subject to the terms of this Agreement, this Agreement is binding upon and inures to the benefit of the parties and their successors and assigns. The Company will not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Subscriber. The Subscriber agrees that it will not cancel, terminate, or revoke this Agreement and further agrees not to transfer or assign this Agreement or any of the Subscriber's interest in this Agreement without the prior written consent of the Company, and any such assignment without the prior written consent of the Company shall be void *ab initio*.

7.8. Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

7.9. Further Assurances. Each party will do and perform, or cause to be done and performed, all such further acts and things, and will execute and deliver all other agreements, certificates, instruments and documents, as another party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.10. No Strict Construction. The language used in this Agreement is deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

7.11. Acceptance. Upon the execution and delivery of this Agreement by the Subscriber, this Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Shares as herein provided, subject to acceptance by the Company; subject, however, to the right hereby reserved to the Company to enter into the same agreements with other Subscribers and to add and/or delete other persons as Subscribers.

7.12. Waiver. It is agreed that a waiver by either party of a breach of any provision of this Agreement shall not operate, or be construed, as a waiver of any subsequent breach by that same party.

7.13. <u>Other Documents</u>. The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

7.14. <u>Public Statements</u>. The Subscriber agrees not to issue any public statement with respect to the Subscriber's investment or proposed investment in the Company or the terms of any agreement or covenant between them and the Company without the Company's prior written consent, except such disclosures as may be required under applicable law or under any applicable order, rule or regulation.

7.15. <u>Exculpation Among Subscribers</u>. The Subscriber agrees, acknowledges and understands that it is not relying on any of the other Subscribers in making its investment or decision to invest in the Company. The Subscriber agrees, acknowledges and understands that none of the other Subscribers nor their respective controlling persons, officers, directors, partners, agents or employees shall be liable to the Subscriber for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares or the execution of or performance under this Agreement, nor shall the Subscriber be liable to the other Subscribers for any action heretofore or hereafter taken or omitted to be taken by the Subscriber in connection with the purchase of the Shares or the execution of or performance under this Agreement.

7.16. <u>Several Obligations</u>. The obligations of each Subscriber under this Agreement are several and not joint with the obligations of any other Subscriber, and no Subscriber shall be responsible in any way for the performance of the obligations of any other Subscriber under any Subscription Agreement. Nothing contained herein or in any other Subscription Agreement, and no action taken by any Subscriber pursuant hereto or thereto, shall be deemed to constitute the Subscribers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Subscribers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Subscription Agreements. Each Subscriber confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Subscriber shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other subscription agreements, and it shall not be necessary for any other Subscriber to be joined as an additional party in any proceeding for such purpose. The Company acknowledges that each of the Subscribers has been provided with the same Subscription Agreements for the purpose of closing a transaction with multiple Subscribers and not because it was required or requested to do so by any Subscriber.

7.17. The representations and warranties of the Company contained in ARTICLE III shall survive the Closing of the Offering for a period of two (2) years following the Closing.

7.18 <u>Omnibus Signature Page</u>. This Subscription Agreement is intended to be read and construed in conjunction with the Voting Trust Agreement pertaining to the issuance by the Company of the Shares of Common Stock pursuant hereto. Accordingly, pursuant to the terms and conditions of this Subscription Agreement, it is hereby agreed that the execution by the Subscriber of this Subscription Agreement, in the place set forth herein, shall constitute

agreement to be bound by the terms and conditions hereof and the terms and conditions of the Voting Trust Agreement, with the same effect as if each of such separate but related agreements were separately signed.

[Signature Page to Follow]

NUMBER OF SHARES ____________________ **x $**____________ **= $**____________
(Offering Price) **(Investment Amount)**

Signature	Signature (if purchasing jointly)
Name Typed or Printed	Name Typed or Printed
Entity Name	Entity Name
Address	Address
City, State and Zip Code	City, State and Zip Code
Telephone-Business	Telephone—Business
Telephone-Residence	Telephone—Residence
Facsimile-Business	Facsimile—Business
Facsimile-Residence	Facsimile—Residence

Tax ID # or Social Security # ____________

Name in which securities should be issued: ______________________________

Dated: ____________________, 2008

This Subscription Agreement is agreed to and accepted as of ______________, 2008.
(Date)

GOOD HARBOR PARTNERS ACQUISITION CORP.

By: ______________________________

Name: Ralph Sheridan

Title: Chief Executive Officer

CERTIFICATE OF SIGNATORY

(To be completed if Shares are being subscribed for by an entity)

I,______________________________, am the_______________________________ of ____ (the "Entity").

I certify that I am empowered and duly authorized by the Entity to execute and carry out the terms of the Subscription Agreement and to purchase and hold the Shares, and certify further that the Subscription Agreement has been duly and validly executed on behalf of the Entity and constitutes a legal and binding obligation of the Entity.

IN WITNESS WHEREOF, I have set my hand this ________ day of __________________, 2008

____
(Signature)

EXHIBIT A

CONFIDENTIAL TERM SHEET FOR OFFERING

Issuer	Good Harbor Partners Acquisition Corp.
Shares	Shares of $.0001 par value common stock
Maximum Offering Size	$500,000
Price per share	$.05
Current Outstanding Securities Issued Prior to May 31, 2008	1,150,100 shares of common stock 13,055,000 Class W warrants • Exercisable at $5.00 per share • Expire March 7, 2011 • Callable at $.05 per warrant subject to common stock attaining a price of $7.50 per share for any 20 trading days within a 30 trading day period 8,225,000 Class Z warrants • Exercisable at $5.00 per share • Expire March 7, 2013 • Callable at $.05 per warrant subject to common stock attaining a price of $8.75 per share for any 20 trading days within a 30 trading day period Underwriter Purchase Option to purchase up to 25,000 Series A units and 230,000 Series B Units • Exercisable at $14.025 per Series A Unit and $16.665 per Series B Unit • Expire on March 7, 2011 • Each unit consists of two shares of common stock and, for the Series A Units, 10 Class Z warrants and, for the Series B Units, two Class W warrants
Current Outstanding Securities Issued After May 31, 2008	$120,000 of non-interest convertible notes • Convertible at $.05 per share • Issued to Ralph Sheridan, Issuer's CEO, and HCFP Brenner Holdings, LLC

	• Maturity date of February 28, 2009
Use of Proceeds (inclusive of proceeds from convertible notes)	• Working capital to pay outstanding obligations of approximately $104,000 • Pay expenses of offering • Working capital to pay future expenses to meet SEC reporting obligations and other corporate obligations incidental to maintaining the viability of the issuer to engage in a corporate transaction

EXHIBIT B

VOTING TRUST AGREEMENT

EXHIBIT A
FORM VOTING TRUST CERTIFICATE

No.____________________ ________ Shares Common Stock

Good Harbor Partners Acquisition Corp.
a Delaware corporation

VOTING TRUST CERTIFICATE FOR SHARES OF COMMON STOCK

This certifies that _____________ (the "Shareholder") or registered assigns is entitled to all the benefits arising from the deposit with the Trustees under the Voting Trust Agreement hereinafter mentioned, of certificates for ________ shares of Common Stock of Good Harbor Partners Acquisition Corp, a Delaware corporation (the "Company"), as provided in such Voting Trust Agreement and subject to the terms thereof. The Shareholder is entitled to receive payment equal to the amount of cash dividends, if any, received by the Trustees upon the number of shares of capital stock of the Company in respect of which this certificate is issued. Dividends received by the Trustees in common or other stock of the Company having general voting powers shall be payable in voting trust certificates, in form similar hereto. Until the Trustees shall have delivered the stock held under such Voting Trust Agreement to the holders of the voting trust certificates, or to the Company, as specified in such Voting Trust Agreement, the Trustees shall possess and shall be entitled to exercise all rights and powers of an absolute owner of such stock, including the right to vote thereon for every purpose, and to execute consents in respect thereof for every purpose, it being expressly stipulated that no voting right passes to the owner hereof, or its assigns, under this certificate or any agreement, expressed or implied.

This certificate is issued, received, and held under, and the rights of the owner hereof are subject to, the terms of a Voting Trust Agreement dated July ____, 2008, among the Shareholders, the Company and Ralph S. Sheridan and Michael S. Greenberg, as Trustees.

In the event of the dissolution or total or partial liquidation of the Company, the moneys, securities, or property received by the Trustees in respect of the stock deposited under such Voting Trust Agreement shall be distributed among the registered holders of the voting trust certificates in proportion to their interests as shown by the books of the Trustees. In the event that any dividend or distribution other than in cash or stock of the Company having general voting powers is received by the Trustees, the Trustees shall distribute the same to the registered holders of the voting trust certificates, on the date of such distribution, or to the registered certificate holders at the close of business on the date fixed by the Trustees for taking a record to determine the certificate holders entitled to such distribution. Such distribution shall be made to the certificate holders ratably in accordance with the number of shares represented by their respective voting trust certificates.

Stock certificates for the number of shares of common stock then represented by this certificate, or the net proceeds in cash or property of such shares, shall be due and deliverable

hereunder upon the termination of such Voting Trust Agreement as provided therein. The Voting Trust Agreement shall continue in full force and effect until terminated as set forth therein. This certificate is transferable by the holder hereof, either by its duly appointed manager or by an attorney duly authorized, in accordance with the rules established for that purpose by the Trustees and on surrender of this certificate properly endorsed. Title to this certificate when duly endorsed shall, to the extent permitted by law, be transferable with the same effect as in the case of a negotiable instrument. Each holder hereof agrees that delivery of this certificate, duly endorsed by any holder hereof, shall vest title hereto and all rights hereunder in the transferee; provided, however, that the Trustees may treat the registered holder hereof, or when presented duly endorsed in blank the bearer hereof, as the absolute owner hereof, and of all rights and interests represented hereby, for all purposes whatsoever, and the Trustees shall not be bound or affected by any notice to the contrary, or by any notice of any trust, whether express or implied, or constructive, or of any charge or equity respecting the title or ownership of this certificate, or the share of stock represented hereby; provided, however, that no delivery of stock certificates hereunder, or the proceeds thereof, shall this certificate be valid for any purpose until duly signed by the Trustees. The term "Trustees" as used in this certificate means the Trustees or any replacement or successor thereof acting under such Voting Trust Agreement.

IN WITNESS WHEREOF, the Trustees have signed this certificate on the _____ day of July, 2008.

TRUSTEES

By:_________________________
RALPH S. SHERIDAN

By:_________________________
MICHAEL S. GREENBERG

<u>**EXHIBIT C**</u>

WIRE INSTRUCTIONS

Bank: Bank of America
342 Washington Street
Wellesy, MA 02481
ABA: 026009593
Account Name: Good Harbor Partners Acquisition Corp.
Account Number: 0046 1508 0000

EXHIBIT D

CONFIDENTIAL ACCREDITED INVESTOR QUESTIONAIRRE

1. The Subscriber represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A [ ] The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000.

Explanation. In calculating net worth you may include equity in personal property and real estate, including your principal residence, cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.

Category B [ ] The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of other family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C [ ] The undersigned is a director or executive officer of the Company which is issuing and selling the Preferred Stock.

Category D [ ] The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

____

____

Category E [ ] The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F [ ] The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the Preferred Stock and with total assets in excess of $5,000,000. (describe entity)

____

____

Category G [ ] The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Preferred Stock, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)(2)(ii) under the Act.

Category H [ ] The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this Agreement. (describe entity)

____

Category I [ ] The undersigned is not within any of the categories above and is therefore not an accredited investor.

The undersigned agrees that the undersigned will notify the Company at any time on or prior to the Closing Date in the event that the representations and warranties in this Agreement shall cease to be true, accurate and complete.

3. MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership
(b) Community Property
(c) Joint Tenant with Right of Survivorship (both parties must sign)
(d) Partnership*
(e) Tenants in Common
(f) Company*
(g) Trust*
(h) Other

4. FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one):

Yes o No o

If Yes, please describe:

____

____

____

*If Subscriber is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by FINRA Conduct Rule 3040 (a) and (b).

____

Name of FINRA Member Firm

By:

____

Authorized Officer

Date:

____

The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in the Confidential Investor Questionnaire and such answers have been provided under the assumption that the Company will rely on them.